EXHIBIT 10.1

                     THE COCA-COLA COMPANY
                     1987 STOCK OPTION PLAN
                as amended through April 20, 1999

SECTION 1.	PURPOSE

The purpose of the 1987 Stock Option Plan of The Coca-Cola Company (the "Plan") is to advance the interest of The Coca-Cola Company (the "Company") and its Related Companies (as defined in Section 4 hereof) by encouraging and enabling the acquisition of a financial interest in the Company by officers and other key employees. In addition, the Plan is intended to aid the Company and its Related Companies in attracting and retaining key employees, to stimulate the efforts of such employees and to strengthen their desire to remain in the employ of the Company and its Related Companies.

The Company may grant stock options which constitute "incentive stock options" ("ISOs") within the meaning of Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"), or stock options which do not constitute ISOs ("NSOs") (ISOs and NSOs being hereinafter collectively referred to as "Options"). The Company may also grant cash amounts ("Cash Awards") in connection with certain NSOs and may grant certain officers of the Company stock appreciation rights ("Rights") for use in connection with Options or with other stock options granted by the Company.

SECTION 2.      ADMINISTRATION

The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board") or in accordance with Section 7, Article III of the By-Laws of the Company (as amended through October 17, 1996) from among its members. Unless and until its members are not qualified to serve on the Committee pursuant to the provisions of the Plan, the Compensation Committee of the Board shall function as the Committee. Eligibility requirements for members of the Committee shall comply with Rule 16b-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule or regulation. No person, other than members of the Committee, shall have any discretion concerning decisions regarding the Plan. Members of the Committee shall be members of the Board who are not eligible to participate under the Plan and who have not been eligible to participate in the Plan for at least one (1) year prior to the time at which they become members of the Committee. The Committee shall determine the key employees of the Company and its Related Companies (including officers, whether or not they are directors) to whom, and the time or times at which, Options, Cash Awards and Rights will be granted, the number of shares to be subject to each Option, the duration of each Option or Right, the time or times within which the Option or Right may be exercised, the cancellation of the Option, Cash Award or Right (with the consent of the holder thereof) and the other conditions of the grant of the Option, Cash Award or Right. The provisions and conditions of the grants of Options, Cash Awards and Rights need not be the same with respect to each optionee or with respect to each Option, each Cash Award or each Right.

The Committee may, subject to the provisions of the Plan, establish such rules and regulations as it deems necessary or advisable for the proper administration of the Plan, and may make determinations and may take such other action in connection with or in relation to the Plan as it deems necessary or advisable. Each determination or other action made or taken pursuant to the Plan, including interpretation of the Plan and the specific conditions and provisions of the Options, Cash Awards and Rights granted hereunder by the Committee shall be final and conclusive for all purposes and upon all persons including, but without limitation, the Company, its Related Companies, the Committee, the Board, officers and the affected employees of the Company and/or its Related Companies and their respective successors in interest.

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SECTION 3.      STOCK

The stock to be issued, transferred and/or sold under the Plan shall be shares of Common Stock, $.25 par value, of the Company (the "Stock"). The Stock shall be made available from authorized and unissued Common Stock of the Company or from the Company's treasury shares. Pursuant to Section 13 of the Plan, no additional Options or Rights may be granted under the Plan
after April 15, 1992.   The number of shares subject to existing Options or
Rights granted prior to such date are subject to adjustment in accordance with Section 12 hereof. Stock subject to any unexercised portion of an Option or Right which expires or is cancelled, surrendered or terminated for any reason may again be subject to Options and/or Rights granted under the Plan. Upon surrender of an Option or a stock option granted under any other plan heretofore or hereafter adopted by the Company and the exercise of a Right, the number of shares of Stock subject to the surrendered Option or stock option shall be charged against the maximum number of shares of Stock issuable or transferable under the Plan or the stock option plan pursuant to which the surrendered Option or stock option was granted, and such number of shares of Stock shall not be issuable or transferable under such Plan or plan in the future. The surrender of any stock option issued other than pursuant to a stock option plan pursuant to the exercise of a Right shall not result in a charge against the maximum number of shares issuable or transferable under the Plan or any other stock option plan.

SECTION 4.      ELIGIBILITY

Options, Cash Awards and Rights may be granted to employees of the Company and its Related Companies. The terms "Related Company" or "Related Companies" shall mean corporation(s) or other business organization(s) in which the Company owns, directly or indirectly, 20 percent or more of the voting stock or capital at the relevant time; provided, however, that no ISO may be granted to any employee of a Related Company which is not a corporation or to any employee of a Related Company which is not at least 50 percent owned, directly or indirectly, by the Company. No employee shall be granted the right to acquire pursuant to Options granted under the Plan more than 5 percent of the aggregate number of shares of Stock issuable under the Plan.

SECTION 5.      AWARDS OF OPTIONS

Except as otherwise specifically provided herein, Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a) OPTION PRICE. The option price shall be 100 percent of the fair market value of the Stock on the date of grant. The fair market value of a share of Stock shall be the average of the high and low market prices at which a share of Stock shall have been sold on the date of grant, or on the next preceding trading day if such date was not a trading date, as reported on the New York Stock Exchange Composite Transactions listing.

(b) PAYMENT. The option price shall be paid in full at the time of exercise, except as provided in the next sentence. For exercises of NSOs executed by Merrill Lynch, Pierce Fenner & Smith using the cashless method, the exercise price shall be paid in full no later than the close of business on the third business day following the exercise. "Business day" means a day on which the New York Stock Exchange is open for securities trading.

No shares shall be issued or transferred until full payment has been received therefor. Payment may be in cash or, with the prior approval of and upon conditions established by the Committee, by delivery of shares of Stock owned by the optionee. Cash payment for the shares purchased under an NSO may be offset by the amount of any Cash Award approved by the Committee. If payment is made by the delivery of shares of Stock, the value of the shares delivered shall be computed on the basis of the reported market price at which a share of Stock shall have most recently traded prior to the time the exercise order was processed. Such price will be determined by reference to the New York Stock Exchange Composite Transactions listing.

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(c) DURATION OF OPTIONS.  The duration of Options shall be determined by the Committee, but in no event shall the duration of an Option exceed ten
(10) years from the date of its grant.

(d) OTHER TERMS AND CONDITIONS. Options may contain such other provisions, not inconsistent with the provisions of the Plan, as the Committee shall determine appropriate from time to time; provided, however, that, except in the event of a "Change in Control", death or disability of the optionee or "Retirement", as defined in Section 10, no Option shall be exercisable in whole or in part for a period of twelve (12) months from the date on which the Option is granted, and subject to the provisions of Section 10 hereof, thereafter the ratio of the number of shares for which any such Option is exercisable through any given date may not exceed the ratio of the number of months (a fraction thereof counting as a full month) between the date on which the Option is granted and such given date to a period of thirty-six
(36) months (or such lesser period as determined by the Committee in its discretion). The grant of an Option and/or Right to any employee shall not affect in any way the right of the Company and any Related Company to terminate the employment of the holder thereof.

(e) ISOs. The Committee, with respect to each grant of an Option to an optionee, shall determine whether such Option shall be an ISO, and, upon determining that an Option shall be an ISO, shall designate it as such in the written instrument evidencing such Option. If the written instrument evidencing an Option does not contain a designation that it is an ISO, it shall not be an ISO.

The aggregate fair market value (determined in each instance on the date on which an ISO is granted) of the Stock with respect to which ISOs are first exercisable by any optionee in any calendar year shall not exceed $100,000 for such optionee. If any subsidiary or Related Company of the Company shall adopt a stock option plan under which options constituting incentive stock options (as defined in Section 422A(b) of the Code) may be granted, the fair market value of the Stock on which any such incentive stock options are granted and the times at which such incentive stock options will first become exercisable shall be taken into account in determining the maximum amount of ISOs which may be granted to the optionee in any calendar year.

SECTION 6.      AWARDS OF RIGHTS

The Committee may, at any time and in its discretion, grant to any officer of the Company who is awarded or who holds an outstanding Option or any other outstanding stock option granted by the Company the right to surrender such Option (to the extent any Option or such other stock option is otherwise exercisable) and to receive from the Company an amount equal to the excess, if any, of the fair market value of the Stock with respect to which such Option is surrendered on the date of such surrender over the option price of the Option or other stock option surrendered. No ISO may be surrendered in connection with the exercise of a Right unless the fair market value of the Stock subject to the ISO is greater than the option price for such Stock. Payment by the Company of the amount receivable upon any exercise of a Right may be made by the delivery of Stock or cash or any combination of Stock and cash, as determined in the sole discretion of the Committee from time to time. No fractional shares shall be used. The Committee may provide for the elimination of fractional shares of Stock without adjustment or for the payment of the value of such fractional shares in cash. Shares of Stock of the Company delivered to the optionee upon the exercise of a Right and the surrender of the Option or stock option shall be valued at the fair market value of a share of Stock on the date the right is exercised and the Option or stock option is surrendered. The Committee may limit the period or periods during which the Rights may be exercised and may provide such other terms and conditions (which need not be the same with respect to each optionee) under which a Right may be granted and/or exercised. A Right may be exercised only as long as the related Option or stock option is exercisable; provided, however, that no Right may be exercised and cash paid in partial or complete satisfaction thereof during the first six (6) months exercised following the date of grant of the Right and related Option. In no event may a Right be exercised more than ten (10) years after the date of the grant of the Right and the related Option or stock option. The fair market value of a share of Stock shall be the average of the high and low market prices at which a share of Stock shall have been sold on the date the Option or the stock option is surrendered or on the next preceding trading day, if such date is not a trading day, as reported on the New York Stock Exchange Composite Transactions listing.

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SECTION 7.      CASH AWARDS

The Committee may, at any time and in its discretion, grant to any employee who is granted an NSO the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount ("Cash Award") which is intended to reimburse the employee for all or a portion of the Federal, state and local income taxes imposed upon such employee as a consequence of the exercise of an NSO and the receipt of a Cash Award.

SECTION 8. REPLACEMENT AND EXTENSION OF THE TERMS OF OPTIONS, CASH AWARDS AND RELATED RIGHTS

The Committee from time to time may permit an optionee under the Plan or any other stock option plan heretofore or hereafter adopted by the Company to surrender for cancellation any unexercised outstanding stock option and related Right and receive from the Company in exchange an Option for such number of shares of Stock as may be designated by the Committee. Such optionees also may be granted related Rights or Cash Awards as provided in Sections 6 and 7. In addition, the Committee may extend the duration of any NSO and/or Right for a period not to exceed one (1) year, subject to the provisions of paragraph 5(c), without changing the option price and on such other terms and conditions as the Committee may deem advisable.

SECTION 9.      NONTRANSFERABILITY OF OPTION AND RIGHT

No Option or Right granted pursuant to the Plan shall be transferable otherwise than by will or by the laws of descent and distribution. During the lifetime of an optionee, the Option and Right shall be exercisable only by the optionee personally or by the optionee's legal representative.

SECTION 10. EFFECT OF TERMINATION OF EMPLOYMENT, DEATH, RETIREMENT OR A CHANGE IN CONTROL

(a) If an optionee's employment with the Company and/or its Related Companies shall be terminated for any reason, except death, disability or Retirement, as hereinafter defined, to the extent the Option was exercisable by the optionee at the date of such termination of employment, the optionee shall be entitled to exercise the Option for the period of six
(6) months from the date of such termination of employment unless the Option, by its terms, expires prior thereto, except as provided in paragraph (b) of this Section 10.

(b) If an optionee shall die or become disabled while an employee of the Company or any Related Company or within six (6) months from the date of termination of employment with the Company or any Related Company but prior to the expiration of the Option, the executor or administrator of the optionee's estate or a transferee of the Option pursuant to Section 9 or the disabled employee shall have the right to exercise the Option, and the right to exercise the Option shall terminate upon the earliest of (i) the expiration of twelve (12) months from the date of such termination of employment, (ii) the expiration of twelve (12) months from the date of the optionee's death or disability, or (iii) as otherwise provided by the terms of the Option. As used in the Plan, the term "disabled" shall have the meaning set forth in the Company's Long Term Disability Income Plan.

(c) If an optionee's employment with the Company and/or its Related Companies shall be terminated by reason of death, disability or Retirement, all Options held by the optionee shall become exercisable. Death or disability of the optionee occurring after termination of employment with the Company and/or its Related Companies shall not cause any Options to become exercisable. The optionee shall be entitled to exercise exercisable Option or Options for the period of six (6) months from the date of Retirement or, in the case of such death or disability, in accordance with the terms of Section 10(b) hereof, unless any such Option, by its terms, expires prior thereto. "Retirement", as used herein, shall mean an employee's termination of employment on a date which is on or after the earliest date on which such employee would be eligible for an immediately payable benefit pursuant to (i) for those employees eligible for participation in the Company's Supplemental Retirement Plan, the terms of that Plan and (ii) for all other employees,

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the terms of the Employees Retirement Plan (the "ERP") assuming such employee were eligible to participate in the ERP.

(d) All Options held by an optionee shall become exercisable upon the occurrence of a Change in Control. A "Change in Control" shall mean a change in control of a nature that would be required to be reported in response to item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act as in effect on November 15, 1988, provided that such a change in control shall be deemed to have occurred at such time as (i) any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the Exchange Act), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities representing 20% or more of the combined voting power for election of directors of the then outstanding securities of the Company or any successor of the Company; (ii) during any period of two consecutive years or less, individuals who at the beginning of such period constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority of the Board of Directors, unless the election or nomination for election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; (iii) the shareholders of the Company approve any merger or consolidation as a result of which the Stock shall be changed, converted or exchanged (other than a merger with a wholly-owned subsidiary of the Company) or any liquidation of the Company or any sale or other disposition of 50% or more of the assets or earning power of the Company; or (iv) the shareholders of the Company approve any merger or consolidation to which the Company is a party as a result of which the persons who were shareholders of the Company immediately prior to the effective date of the merger or consolidation shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger or consolidation; provided, however, that no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board of Directors determines otherwise.

(e) Whether military or other government eleemosynary service or other leave of absence will constitute termination of employment shall be determined in each case by the Committee in its sole discretion.

SECTION 11.     RIGHTS AS A SHAREHOLDER

An optionee or a transferee of an optionee pursuant to Section 9 shall have no right as a stockholder with respect to any Stock covered by an Option or receivable upon the exercise of an Option or Right until the optionee or transferee shall have become the holder of record of such Stock, and no adjustments shall be made for dividends in cash or other property or other distributions or rights in respect to such Stock for which the record date is prior to the date on which the optionee or transferee shall have in fact become the holder of record of the share of Stock acquired pursuant to the Option or Right.

SECTION 12.     ADJUSTMENT IN THE NUMBER OF SHARES AND IN OPTION PRICE

In the event there is any change in the shares of Stock through the declaration of stock dividends, or stock splits or through recapitalization or merger or consolidation or combination of shares or otherwise, the Committee or the Board shall make such adjustment, if any, as it may deem appropriate in the number of shares of Stock available for Options and Rights as well as the number of shares of Stock subject to any outstanding Option or Right and the option price thereof. Any such adjustment may provide for the elimination of any fractional shares which might otherwise become subject to any Option or Right without payment therefor.

SECTION 13.     AMENDMENTS, MODIFICATIONS AND TERMINATION OF THE PLAN

The Board or the Committee may terminate the Plan, in whole or in part, may suspend the Plan, in whole or in part, from time to time and may amend the Plan from time to time, including the adoption of amendments deemed necessary or desirable to qualify the Options, Cash Awards and/or Rights under the laws of various countries (including tax laws) and under rules and regulations promulgated by the Securities and Exchange Commission with respect to employees who are subject to the provisions of Section 16 of the Exchange Act, or to correct any defect or supply an omission or reconcile any

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inconsistency in the Plan or in any Option or Right granted thereunder, without the approval of the stockholders of the Company; provided, however, that no action shall be taken without the approval of the stockholders of the Company to increase the number of shares of Stock on which Options and Rights may be granted, or change the manner of determining the option price or change the manner of determining the amount payable upon exercise of a Right, or increase the maximum duration of an Option, or change the class of employees eligible to participate, or withdraw administration from the Committee, or permit any person while a member of the Committee to be eligible to receive or hold an Option or Right granted under the Plan.

No amendment or termination or modification of the Plan shall in any manner affect any Option, Cash Award or Right theretofore granted without the consent of the optionee, except that the Committee may amend or modify the Plan in a manner that does affect Options, Cash Awards or Rights theretofore granted upon a finding by the Committee that such amendment or modification is in the best interest of holders of outstanding Options, Cash Awards or Rights affected thereby. The Plan shall terminate five (5) years after the date of approval of the Plan by stockholders of the Company unless earlier terminated by the Board or by the Committee.

SECTION 14.     GOVERNING LAW

The Plan and all determinations made and actions taken pursuant thereto shall be governed by the laws of the State of Georgia and construed in accordance therewith.

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